Exhibit 32.2

STATEMENT FURNISHED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT
OF 2002, 18 U.S.C. SECTION 1350

The undersigned, Carl M. Carlson, is the Chief Financial and Strategy Officer of Beacon Financial Corporation (the "Company").
This statement is being furnished in connection with the filing by the Company of the Company's Annual Report on Form 10-K for the year ended December 31, 2025 (the "Report").
By execution of this statement, I certify that:
A)    the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and
B)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.
This statement is authorized to be attached as an exhibit to the Report so that this statement will accompany the Report at such time as the Report is filed with the Securities and Exchange Commission pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350. It is not intended that this statement be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.
Date: March 2, 2026

/s/ CARL M. CARLSON
Carl M. Carlson
Chief Financial and Strategy Officer
(Principal Financial Officer and Principal Accounting Officer)